Exhibit 5.1

[Letterhead of Hogan & Hartson LLP]

October 31, 2008

Board of Directors

CapitalSource Inc.

4445 Willard Avenue, 12th Floor

Chevy Chase, MD 20815

Re:	Resale Registration of Common Stock on behalf of Selling Stockholders and Dividend Reinvestment and Stock Purchase Plan

Ladies and Gentlemen:

We are acting as counsel to CapitalSource Inc., a Delaware corporation (the “Company”), in connection with (i) the resale registration of 71,459,106 shares (the “Resale Registration Shares”) of its common stock, par value $0.01 per share (“Common Stock”), which Resale Registration Shares may be sold by certain selling stockholders from time to time, as described in the prospectus supplement dated October 31, 2008 (the “Resale Registration Prospectus Supplement”) and the accompanying prospectus dated October 31, 2008 (the “Base Prospectus” and, together with the Resale Registration Prospectus Supplement, the “Resale Registration Prospectus”) and (ii) the public offering of shares (the “DRIP Shares” and, together with the Resale Registration Shares, the “Shares”) of Common Stock, which DRIP Shares may be sold by the Company from time to time pursuant to its Dividend Reinvestment and Stock Purchase Plan (the “DRIP”), as described in the prospectus supplement dated October 31, 2008 (the “DRIP Prospectus Supplement”) and the accompanying Base Prospectus (together with the DRIP Prospectus Supplement, the “DRIP Prospectus”), in each case that form part of the Company’s effective registration statement on Form S-3 (Reg. No. 333-154922) (the “Registration Statement”).  This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. §229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed.

In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies).  We also have assumed that the Shares have not been issued in violation of the ownership limit contained in the Company’s Second Amended and Restated Certificate of Incorporation, as amended.  As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on.  This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended.  We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations.  As used herein, the term “Delaware General Corporation Law, as amended” includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

Based upon, subject to and limited by the foregoing, we are of the opinion that:

(a) the Resale Registration Shares, assuming the receipt of consideration therefor as provided in resolutions of the Board of Directors of the Company or any committee thereof authorizing issuance thereof, have been validly issued and are fully paid and nonassessable.

(b) upon issuance of the DRIP Shares in exchange for the consideration therefor set forth in the DRIP, the DRIP Shares will be validly issued, fully paid and nonassessable.

This opinion letter has been prepared for use in connection with the filing by the Company of a Current Report on Form 8-K, which Form 8-K will be incorporated by reference in each of the Resale Registration Prospectus and the DRIP Prospectus constituting part of the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the above-described Form 8-K and to the reference to this firm under the caption “Legal Matters” in each of the Resale Registration Prospectus and the DRIP Prospectus constituting part of the Registration Statement.  In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ HOGAN & HARTSON LLP